EXHIBIT 99.1

                   TEXACO REPORTS RESULTS
                   ----------------------
         FOR THE THIRD QUARTER AND NINE MONTHS 1995
         ------------------------------------------

FOR IMMEDIATE RELEASE: MONDAY, OCTOBER 23, 1995.
-----------------------------------------------
        WHITE PLAINS, N.Y., Oct. 23 - Texaco announced today that consolidated worldwide net income from continuing operations for the third quarter of 1995 was $288 million, or $1.05 per share, as compared with $281 million, or $.98 per share, for the third quarter of 1994. Net income from continuing operations for the first nine months of 1995 was $851 million, or $3.10 per share, as compared with $598 million, or $2.02 per share, for the first nine months 1994. Net income for both years included special items.

                              Third Quarter           Nine Months
                              -------------           -----------
Texaco Inc. (Millions):      1995        1994         1995    1994
------------------------------------------------------------------
Net income from continuing
  operations before
   special items            $ 286       $ 270        $ 761   $ 627
Tax benefits on asset sale     44           8           44      87
Net special (charges)
  credits                     (42)          3           46    (116)
                             ----       -----        -----   -----
Total net income
  from continuing
   operations                 288         281          851     598
Loss on disposal
  of discontinued
   chemical operations          -           -            -     (87)
                             ----       -----        -----   -----
Total net income            $ 288       $ 281        $ 851   $ 511
------------------------------------------------------------------


        In commenting on 1995's performance, Alfred C. DeCrane, Jr., Texaco's Chairman of the Board and Chief Executive Officer, stated, "Third quarter operating results reflect continued positive progress on our plan for growth, with normalized earnings up six percent from last year and up nine percent from the second quarter, despite the impact of lower prices for both U.S. natural gas and worldwide crude oil. Improved earnings in the face of these factors reflect our focus on maximizing core oil and gas results and divesting non-core assets, including substantially all chemical activities.
        "Nine-month earnings were boosted by worldwide crude oil prices earlier in the year, and continued significant operational improvements and cost reductions, helping offset the $.41 per MCF decrease in U.S. natural gas prices and poor manufacturing margins which dampened our solid U.S. marketing performance."

                                 - more -

        Net income from continuing operations for the third quarter 1995 includes $44 million in tax benefits realizable through the sale of an interest in a subsidiary. Similar tax benefits of $8 million and $87 million were recognized in the third quarter and nine months of 1994, respectively. Results for the third quarter of 1995 also include a net special charge of $42 million comprised of $56 million for the cost of employee separations, $13 million for restructuring of certain Caltex Petroleum Corporation operations and a net gain of $27 million from the sale of the company's interest in Pekin Energy Company. Additionally, nine-month results for 1995 include special gains of $88 million, principally relating to the sale of land by a Caltex affiliate in Japan and to sales of non-core U.S. producing properties.
        Third quarter 1994 results included a net special credit of $3 million resulting from a $23 million gain on the sale of an interest in a downstream joint venture in Sweden and a charge of $20 million by an insurance subsidiary related to property damage from a refinery fire. Nine months results for 1994 also included additional special charges of $119 million related to employee separations and the write-down of certain non-core assets. Net income for the first nine months of 1994 reflected a charge of $87 million, or $.34 per share, for discontinued operations relating to the sale of a substantial component of Texaco's chemical business.



ANALYSIS OF FUNCTIONAL NET INCOME:
OPERATING EARNINGS FROM CONTINUING OPERATIONS
PETROLEUM AND NATURAL GAS
     UNITED STATES

                                Third Quarter         Nine Months
Exploration & Production        -------------         -----------
  (Millions):                   1995     1994         1995    1994
-------------------------------------------------------------------
Operating earnings
  before special items        $  159    $ 127       $  464   $  323
Net special (charges)
  credits                          -        -            8      (24)
                              ------    -----       ------   ------
Total operating earnings      $  159    $ 127       $  472   $  299
-------------------------------------------------------------------

        The improvement in comparative results for both the third quarter and first nine months reflects lower operating expenses in core producing properties, the effects of reduced overhead and operating improvements from the application of new technologies. These savings are in addition to expense reductions associated with the sales of non-core producing properties.

                                 - more -

        Net income for the first nine months of 1995 also benefited from crude oil prices that averaged some $2 per barrel higher than last year, although third quarter 1995 prices were only $.06 per barrel above the comparable 1994 levels. The 1995 prices for heavy Californian crudes, approximately 35 percent of Texaco's U.S. production, were higher than 1994 due to continuing strong regional demand.
        Results for both the third quarter and first nine months of 1995 were reduced by the significant deterioration of natural gas prices from last year.
        Excluding non-core producing properties which represented some nine percent of U.S. production, crude oil and natural gas production in 1995 was essentially equal to 1994 levels due to enhanced production from core areas.
        Results for 1995 include a gain of $120 million from the non-core producing property sales, mostly offset by certain write-downs of properties being held for sale and reserves for environmental remediation on these properties which totaled $112 million, resulting in a net gain of $8 million. Results for 1994 included charges relating to the cost associated with employee separations.


Manufacturing, Marketing     Third  Quarter         Nine   Months
  & Distribution             --------------         -------------
  (Millions):                1995      1994         1995     1994
-----------------------------------------------------------------
Operating earnings
  before special items      $  71     $  92        $  80    $ 209
Special (charges)             (11)        -          (11)     (24)
                            -----     -----        -----    -----
Total operating
  earnings                  $  60     $  92        $  69    $ 185
-----------------------------------------------------------------

        Third quarter 1995 margins improved substantially over the second quarter of the year, principally on the West Coast. However, third quarter and nine months 1995 results were below the levels experienced last year, reflecting continuing weak margins in many areas and the effects of storm-related downtime and scheduled maintenance at refineries, particularly on the East and Gulf coasts. Expense containment programs partly offset these declines.

                                 - more -

        Third quarter 1995 results include special charges of $11 million relating to employee separations. Special charges for nine months 1994 are related to the write-down of certain non-core assets and employee separations.

     INTERNATIONAL


                            Third  Quarter              Nine Months
Exploration & Production    --------------             ------------
  (Millions):               1995      1994             1995    1994
-------------------------------------------------------------------
Operating earnings
  before special items     $  89     $  83            $ 253   $ 162
Special (charges)              -         -                -     (16)
Total operating            -----     -----            -----   -----
  earnings                 $  89     $  83            $ 253   $ 146
-------------------------------------------------------------------

        The increase in comparative operating results for the third quarter reflects production from new fields in China, as well as expanded production in Indonesia and in the Partitioned Neutral Zone between Kuwait and Saudi Arabia. However, these benefits were largely offset by the impact of temporary interruptions of some crude oil production in the North Sea, as well as lower crude oil prices largely in Far East markets.
        Nine-month 1995 prices were $1.71 per barrel higher than in 1994. These higher prices, combined with increased crude oil and natural gas production, contributed to the strong comparative earnings improvement for the first nine months.
        Results for the first nine months of 1994 included special charges related to the write-down of certain non-core assets and employee separations.


Manufacturing, Marketing       Third Quarter           Nine  Months
  & Distribution               -------------           ------------
 (Millions):                   1995     1994           1995    1994
-------------------------------------------------------------------
Operating earnings before
  special items              $   57    $  75         $  237   $ 267
Net special (charges)
  credits                       (42)      23             38     (15)
                             ------    -----         ------   -----
Total operating earnings     $   15    $  98         $  275   $ 252
-------------------------------------------------------------------

                                 - more -

        Comparative third quarter international downstream operating earnings declined as improved results in United Kingdom operations were more than offset by weakened margins in Latin America and lower volumes as a result of the continuing refinery upgrade project in Panama, and lower results in the Caltex operating areas.
        The decrease in normalized earnings for the first nine months of 1995 mainly reflects overall weak European margins during the first half of the year, particularly in the U.K., partly offset by solid first-half margins and volumes in Latin America and higher margins in the Caltex operating areas.
        Net income for first nine months of 1995 included a $42 million third quarter special charge relating to employee separations in subsidiary operations and Caltex restructuring charges, and a net gain of $80 million principally relating to the sale of land by a Caltex affiliate in Japan during the first quarter. Nine months
1994 results included a $23 million third quarter gain related to the sale of an interest in a downstream joint venture in Sweden and special charges of $38 million related to employee separations and to the write-down of certain non-core assets.

NONPETROLEUM

                             Third Quarter           Nine Months
                            ---------------         -------------
(Millions):                 1995       1994         1995     1994
-----------------------------------------------------------------
 Operating earnings
  (losses) before
   special items           $   9      $  (6)       $  20    $ (13)
Special (charges)
  credits                     27        (20)          27      (20)
                           -----      -----        -----    -----
Total operating
  earnings (losses)        $  36      $ (26)       $  47    $ (33)
------------------------------------------------------------------

        Higher 1995 nonpetroleum earnings mainly reflect the improved loss experience of insurance operations.
        Results for the third quarter 1995 included a $27 million gain from the sale of the company's interest in Pekin Energy Company.
The third quarter 1994 included a $20 million special charge in the insurance operations related to property fire damage at the Pembroke, Wales, refinery.

                                 - more -

                                   - 6 -
 -

CORPORATE/NONOPERATING  RESULTS  FROM  CONTINUING  OPERATIONS

                            Third  Quarter            Nine  Months
                            --------------           --------------
(Millions):                 1995      1994           1995      1994
-------------------------------------------------------------------
Results before special
  items                   $  (99)   $ (101)        $ (293)   $ (321)
Tax benefits on
  asset sale                  44         8             44        87
Special (charges)            (16)        -            (16)      (17)
                          ------    ------         ------    ------
Total
  corporate/nonoperating  $  (71)   $  (93)        $ (265)   $ (251)
-------------------------------------------------------------------

        Results for nine months 1995 include first quarter gains of $25 million, principally from sales of equity securities held for investment by the insurance operations.
        The third quarter 1995 results include $44 million of tax benefits realizable through the sale of an interest in a subsidiary. Similar tax benefits of $8 million and $87 million were recognized in the third quarter and nine months of 1994, respectively.
        Special charges for employee separations totaled $16 million for the third quarter of 1995. The results for the first nine months of 1994 included similar special charges of $17 million for employee separations.


CAPITAL AND EXPLORATORY EXPENDITURES
------------------------------------
        Capital and exploratory expenditures for continuing operations, including equity in such expenditures by affiliates, were $2,058 million for the first nine months of 1995, as compared to $1,788 million for the same period of 1994. Consistent with the intent to reinvest the proceeds of non-core asset sales, expenditures for the third quarter of 1995 amounted to $786 million versus $557 million for the third quarter of 1994.
        Increased worldwide exploration and production expenditures in 1995 reflect the continued development of the Captain field in the
U.K. sector of the North Sea as well as higher U.S. expenditures, both onshore and offshore, during the third quarter of 1995.
        Downstream expenditures remained relatively stable as compared to the prior year as 1995's higher worldwide marketing investments were balanced out by the completion of several refinery upgrade projects.
                                -xxx-
NOTE TO EDITORS:    Tables for the third quarter and nine months are
                    attached.

CONTACTS:   David J. Dickson     914-253-4128
            J. Michael Trevino   914-253-4175
            Cynthia B. Michener  914-253-4743
            Yorick P. Fonseca    914-253-7034

                              Third Quarter            Nine Months
                             ---------------          --------------
                             1995       1994          1995      1994
                             ----       ----          ----      ----
FUNCTIONAL NET
--------------
  INCOME ($000,000)
  ----------------
Operating Earnings
  (Losses) from
   Continuing Operations (a)
   Petroleum and natural
    gas Exploration and
     production
      United States         $ 159      $ 127        $  472    $ 299
      International            89         83           253      146
                            ------     ------        ------   ------
        Total                 248        210           725      445
                            ------     ------        ------   ------


Manufacturing, marketing
  and distribution
   United States               60         92            69      185
   International               15         98           275      252
                            ------     ------        ------   ------
     Total                     75        190           344      437
                            ------     ------        ------   ------


   Total petroleum
     and natural gas          323        400         1,069      882

Nonpetroleum                   36        (26)           47      (33)
                            ------     ------        ------   ------
  Total operating
    earnings                  359        374         1,116      849

Corporate/Nonoperating (a)    (71)       (93)         (265)    (251)
                            ------     ------        ------   ------


Net income from
  continuing operations       288        281           851      598

Loss on disposal of
  discontinued chemical
   operations                   -          -             -      (87)
                            ------     ------        ------   ------
     Total net income       $  288     $  281        $  851   $  511
                            ======     ======        ======   ======

EARNINGS PER COMMON SHARE
Net income (loss) in
  dollars:
  Continuing operations    $ 1.05     $  .98        $ 3.10   $ 2.02
  Discontinued operations       -          -             -     (.34)
                            ------     ------        ------   ------
     Total net income      $ 1.05     $  .98        $ 3.10   $ 1.68
                            ======     ======        ======   ======

Average number of
  common shares
   outstanding (000,000)    260.1      259.1         259.9    259.2

(a)     Includes special charges and credits.



                                Third  Quarter         Nine  Months
                                --------------         ------------
                               1995       1994        1995       1994
                               ----       ----        ----       ----
OTHER FINANCIAL
  DATA ($000,000)
Revenues from
 continuing operations      $ 8,815     $ 8,960    $ 27,126   $ 24,394

Total assets as of
  September 30                                  (b)$ 25,000   $ 25,473

Stockholders' equity as
  of September 30                               (b)$  9,990   $  9,839

Total debt as of
  September 30                                  (b)$  5,950   $  6,493

Capital and exploratory
  expenditures
   Texaco Inc. and
    subsidiary companies
     Exploration and
      production
       United States        $   246      $  148     $   633   $    598
       International            260         111         644        376
                            -------      ------     -------   --------
         Total                  506         259       1,277        974
                            -------      ------     -------   --------

    Manufacturing,
     marketing and
     distribution
       United States             66          64         168        166
       International             69          60         187        181
                            -------      ------     -------   --------
         Total                  135         124         355        347
                            -------      ------     -------   --------

    Other                         6           6          18         20
                            -------      ------     -------   --------
         Total Texaco
          Inc. and
          subsidiaries          647         389       1,650      1,341
                            -------      ------     -------   --------

  Equity in affiliates
     United States               32          45          97         96
     International              107         123         311        351
                            -------      ------     -------   --------
       Total equity in
         affiliates             139         168         408        447
          Total continuing  -------      ------     -------   --------
            operations          786         557       2,058      1,788

  Discontinued chemical
    operations                    1           1           2         21
                            -------      ------     -------   --------
      Total                 $   787      $  558     $ 2,060   $  1,809
                            =======      ======     =======   ========

Dividends paid to common
  stockholders              $   208      $  207     $   624   $    622

Dividends per common
  share (dollars)           $   .80      $  .80     $  2.40   $   2.40

Dividend requirements
  for preferred
   stockholders             $    15      $   27     $    46   $     76

(b)     Preliminary


                                   Third Quarter        Nine  Months
                                   -------------        ------------
                                 1995       1994        1995      1994
                                 ----       ----        ----      ----

OPERATING DATA -
 INCLUDING INTERESTS
  IN AFFILIATES
   Net production of crude
    oil and natural gas
     liquids (000 BPD)
      United States             373         407         381        408
      Other Western
       Hemisphere                15          21          17         20
      Europe                    118         126         117        116
      Other Eastern
       Hemisphere               257         232         243        234
                            -------      ------     -------   --------
         Total                  763         786         758        778

   Net production of
    natural gas -
     available for
      sale (000 MCFPD)
      United States           1,618       1,720       1,627      1,728
      Europe                    172         137         210        148
      Other International       163         157         170        153
                            -------      ------     -------   --------
         Total                1,953       2,014       2,007      2,029

   Natural gas
    sales (000 MCFPD)
      United States           3,046       3,156       3,162      3,083
      Europe                    227         141         254        153
      Other International       171         167         180        164
                            -------      ------     -------   --------
         Total                3,444       3,464       3,596      3,400

   Natural gas liquids
    sales (including
     purchased LPGs) (000 BPD)
      United States             207         212         214        211
      International              86          93          79         70
                            -------      ------     -------   --------
          Total                 293         305         293        281

   Refinery input (000 BPD)
      United States             703         704         691        661
      Other Western
       Hemisphere                41          53          35         47
      Europe                    312         188         284        279
      Other Eastern
       Hemisphere               453         447         443        456
                            -------      ------     -------   --------
          Total               1,509       1,392       1,453      1,443

   Refined product
    sales (000 BPD)
      United States             942         908         913        876
      Other Western
       Hemisphere               331         318         340        308
      Europe                    487         411         453        445
      Other Eastern
       Hemisphere               698         707         736        702
                            -------      ------     -------   --------
          Total               2,458       2,344       2,442      2,331
